UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2026

SES AI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39845	88-0641865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

SES AI Corporation

35 Cabot Road

Woburn, MA 01801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (339) 298-8750

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SES	The New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SES WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 2.02Results of Operations and Financial Condition.

On April 23, 2026, SES AI Corporation (the “Company”) released a letter to its shareholders, which includes a business update and the Company’s financial results for the fiscal quarter ended March 31, 2026. A copy of the letter to shareholders is furnished herewith as Exhibit 99.1.

On April 23, 2026, the Company issued a press release announcing the release of the letter to shareholders. A copy of the press release is furnished herewith as Exhibit 99.2.

The information contained in this Item 2.02 and in the accompanying Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly incorporated by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2026, the Company announced the appointment of Yi (Ray) Liu as Chief Financial Officer, effective April 27, 2026. Mr. Liu, 50, previously served as North America Chief Risk and Control Officer at Adyen, a global financial technology company, from January 2022 to April 2026. Prior to that, Mr. Liu spent over a decade in roles of increasing responsibility at Metlife Investment Management, including as Director, Enterprise Risk Management (Investment Risk & Governance from March 2019 to December 2021, as Chief of Staff/Head of Finance (International Investments) from July 2011 to March 2019 and as Director of Internal Audit (Investment & Finance) from July 2006 to July 2011. From July 2003 to July 2006, Mr. Liu served as Senior Auditor (Corporate Audit) at Emerson Electric Co. Mr. Liu earned his MBA, Finance and Investments from the University of Notre Dame, Mendoza College of Business and his B.S. in Accountancy at Shanghai University of Finance and Economics. Mr. Liu is a CFA Charterholder and a Certified Public Accountant licensed in New Jersey. There are no arrangements or understandings between Mr. Liu and any other persons pursuant to which he was appointed as Chief Financial Officer.  Mr. Liu has no family relationships with any director or executive officer of the Company. Mr. Liu has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, the Company entered into an offer letter (the “Offer Letter”) with Mr. Liu pursuant to which he will receive (i) an annual base salary of $375,000, (b) an annual performance-based incentive bonus with a target of 50% of his base salary subject to the achievement of certain performance metrics, (iii) a cash signing bonus of $25,000 and (iv) a grant of restricted stock units under the Company’s 2021 Incentive Award Plan (the “Plan”) equivalent to $375,000 in value as of the date of grant. It is expected that shortly after commencing employment with the Company, Mr. Liu will also enter into the Company’s standard indemnification agreement pursuant to which the Company will indemnify him for certain actions taken in his capacity as Chief Financial Officer.

Mr. Liu will succeed Jing Nealis, who will be stepping down as Chief Financial Officer effective April 27, 2026. In connection with her departure, the Company entered into a separation letter (the “Separation Letter”) with Ms. Nealis pursuant to which, subject to delivery of a release of claims by Ms. Nealis, the Company has agreed to accelerate the vesting of 117,500 restricted stock units previously granted to her under the Plan, and to extend through December 31, 2026 the post-termination exercise period for Ms. Nealis’s vested stock options. Ms. Nealis has agreed to remain available through May 15, 2026 to support Mr. Liu’s transition into the Chief Financial Officer role.

The foregoing descriptions of the Offer Letter and the Separation Letter are qualified in their entirety by reference to the full text of the Offer Letter and the Separation Letter, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026.

Item 7.01 Regulation FD Disclosure

On April 23, 2026, the Company issued a press release announcing the Chief Financial Officer transition. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference. The information contained in this press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Shareholder Letter dated April 23, 2026
99.2	Press release announcing release of letter to shareholders dated April 23, 2026
99.3	Press release announcing CFO transition, dated April 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SES AI Corporation

Date: April 23, 2026	By:	/s/ Jing Nealis
	Name:	Jing Nealis
	Title:	Chief Financial Officer